UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 4, 2015

Furmanite Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-05083	74-1191271
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10370 Richmond Avenue, Suite 600 Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	713-634-7777

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 on Form 8-K/A amends the Current Report on Form 8-K filed on May 7, 2015 (the “Original Filing”) by Furmanite Corporation (the “Company”). The Original Filing reported, among other items, the appointments of Jeffery G. Davis, David E. Fanta and John K.H. Linnartz to the Company’s Board of Directors (the “Board”). At the time of the Original Filing, the Board had not made any determinations regarding committee assignments for Messrs. Davis, Fanta and Linnartz. The Company hereby amends the Original Filing to include information on the committee assignments and certain other appointments in Item 5.02 below. Other than providing the additional information in Item 5.02 below, no other disclosure in the Original Filing is amended by this Form 8-K/A.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 4, 2015, Board determined the committee assignments for Messrs. Davis, Fanta and Linnartz. In conjunction with these assignments, the Board also made certain other changes to the committee assignments of directors Kathleen G. Cochran, Kevin R. Jost and Ralph J. Patitucci. Effective as of June 4, 2015, the committees of the Board are comprised as follows:

•	Audit Committee - Messrs. Jost (Chairman), Davis and Linnartz

•	Compensation Committee - Messrs. Patitucci (Chairman) and Fanta and Ms. Cochran

•	Nominating and Governance Committee - Messrs. Linnartz (Chairman) and Patitucci and Ms. Cochran

Also effective June 4, 2015, the Board appointed Mr. Davis as the Board’s Lead Independent Director.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Furmanite Corporation

Date: June 8, 2015	By:	/s/ ROBERT S. MUFF
Robert S. Muff
Chief Financial Officer and Chief Administrative Officer